Exhibit 99.2

FOR IMMEDIATE RELEASE
CONTACT:
Coach:
Analysts & Media:
Andrea Shaw Resnick
Global Head of Investor Relations and Corporate Communications
212/629-2618/AResnick@coach.com
Christina Colone
Senior Director, Investor Relations
212/946-7252/CColone@coach.com

COACH, INC. COMPLETES ACQUISITION OF KATE SPADE & COMPANY

New York, July 11, 2017 – Coach, Inc. (NYSE: COH, SEHK: 6388), a leading New York-based house of modern luxury accessories and lifestyle brands, today announced that it has completed the acquisition of Kate Spade & Company (NYSE: KATE) for $18.50 per share in cash for a total transaction value of $2.4 billion.

The tender offer by a subsidiary of Coach, Inc. for all the outstanding shares of Kate Spade & Company expired, as scheduled, at 5 p.m. EDT on July 10, 2017. Following its acceptance of the shares tendered, Coach, Inc. caused the merger of its subsidiary with and into Kate Spade & Company.  As a result, Kate Spade & Company has become a wholly owned subsidiary of Coach, Inc.  In connection with the merger, all eligible Kate Spade & Company shares not tendered have been canceled and converted into the right to receive $18.50 per share in cash, the same price per share offered in the tender offer. In addition, all Kate Spade & Company shares will cease to be traded on the New York Stock Exchange as of July 12, 2017.

Strategic Rationale

The combination of Coach, Inc. and Kate Spade & Company creates a leading luxury lifestyle company with a more diverse multi-brand portfolio supported by significant expertise in handbag design, merchandising, supply chain and retail operations as well as solid financial acumen. Coach’s history and heritage, multi-channel, international distribution model, and seasoned leadership team uniquely position it to drive long-term sustainable growth for Kate Spade.

Transaction Details

As previously announced, the $2.4 billion purchase price has been funded by a combination of senior notes, bank term loans and excess Coach cash.

Next Scheduled Announcement

Based on the timing of this transaction, the Company now expects to report fourth quarter financial results on Tuesday, August 15, 2017. To receive notification of future announcements, please register at www.coach.com/investors ("Subscribe to E-Mail Alerts").

About Coach, Inc.

Coach, Inc. is a leading New York-based house of modern luxury accessories and lifestyle brands.  The Coach brand was established in New York City in 1941, and has a rich heritage of pairing exceptional leathers and materials with innovative design. Coach is sold worldwide through Coach stores, select department stores and specialty stores, and through Coach’s website at www.coach.com.  In 2015, Coach acquired Stuart Weitzman, a global leader in designer footwear, sold in more than 70 countries and through its website at www.stuartweitzman.com. Coach, Inc.’s common stock is traded on the New York Stock Exchange under the symbol COH and Coach’s Hong Kong Depositary Receipts are traded on The Stock Exchange of Hong Kong Limited under the symbol 6388.

About Kate Spade & Company

Kate Spade & Company operates principally under two global, multichannel lifestyle brands: kate spade new york and Jack Spade New YorkTM.  The  four category pillars – women’s, men’s, children’s and home – span demographics, genders and geographies. Known for crisp color, graphic prints and playful sophistication, kate spade new york aims to inspire a more interesting life.  The kate spade new york collection includes the Madison Avenue, Broome Street and on purpose labels.  Jack Spade New York offers a timeless and versatile assortment of bags, sportswear and tailored clothing founded on the aesthetic of simple, purposeful design.   Adelington Design Group, a private brand jewelry design and development group, is also under ownership.  Visit www.katespadeandcompany.com for more information.

Neither the Hong Kong Depositary Receipts nor the Hong Kong Depositary Shares evidenced thereby have been or will be registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and may not be offered or sold in the United States or to, or for the account of, a U.S. Person (within the meaning of Regulation S under the Securities Act), absent registration or an applicable exemption from the registration requirements. Hedging transactions involving these securities may not be conducted unless in compliance with the Securities Act.

Cautionary Statement Regarding Forward-Looking Statements

This report may contain “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “position,” “believe,” “seek,” “see,” “will,” “would,” “target,” similar expressions, and variations or negatives of these words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Such statements involve risks, uncertainties and assumptions. If such risks or uncertainties materialize or such assumptions prove incorrect, the results of Coach, Inc. and its consolidated subsidiaries could differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any statements regarding the expected benefits and costs of the acquisition of Kate Spade & Company discussed herein. Risks, uncertainties and assumptions include the possibility that expected benefits may not materialize as expected; that Kate Spade & Company’s business may not perform as expected due to transaction related uncertainty or other factors; that the parties may be unable to successfully implement integration strategies; and other risks that are described in Coach, Inc.’s latest Annual Report on Form 10-K and its other filings with the SEC. Coach, Inc. assumes no obligation and does not intend to update these forward-looking statements.

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